Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2010 Results

Third Quarter Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $1.4 million, or $0.06 per diluted common share
-	Adjusted book value per share $14.04, GAAP book value per share $9.21 [1]
-	Generated gains of $11.8 million from the retirement of CDO debt
-	Recorded $15.2 million in loan loss reserves and $5.4 million from losses on restructured loans
-	Recovered $3.8 million of previously recorded loan loss reserves
-	Repaid $26.0 million term debt facility in October

Uniondale, NY, November 5, 2010 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate-related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate-related assets, today announced financial results for the third quarter ended September 30, 2010. Arbor reported net loss attributable to Arbor Realty Trust, Inc. for the quarter of $1.4 million, or $0.06 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended September 30, 2009 of $44.1 million, or $1.74 per diluted common share. Net income attributable to Arbor Realty Trust, Inc. for the nine months ended September 30, 2010 was $154.1 million, or $6.03 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the nine months ended September 30, 2009 of $96.9 million, or $3.83 per diluted common share.

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

The net balance of the Company’s loan and investment portfolio, excluding loan loss reserves, was $1.8 billion at September 30, 2010, compared to $1.9 billion at June 30, 2010. The average balance of the Company’s loan and investment portfolio during the third quarter of 2010, excluding loan loss reserves, was $1.9 billion and the average yield on these assets for the quarter was 5.29%, compared to $2.0 billion and 5.20% for the second quarter of 2010, respectively. Excluding the effect of non-recurring items such as additional interest received on a loan in excess of the Company’s investment basis in the asset during the third and second quarters of $1.9 million and $1.5 million, respectively, the average yield was 4.88% for the third quarter, compared to 4.89% for the second quarter.

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2010 remained relatively unchanged compared to June 30, 2010 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio during the third quarter of 2010 was $1.4 billion and the average cost of these borrowings was 4.47%, compared to $1.6 billion and 4.04% for the second quarter of 2010. In addition, the third quarter of 2010 included a $1.0 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $1.0 million decrease in interest expense in the second quarter of 2010. Excluding the effect of these swaps, the average cost of borrowings for the third quarter was 4.16%, compared to 4.29% for the second quarter.

Debt Retirement

During the third quarter of 2010, the Company purchased, at a discount, $21.0 million of investment grade-rated bonds originally issued by two of the Company’s three CDO issuing entities. The Company recorded a net gain on early extinguishment of debt of $11.8 million related to these transactions. The purchases were reflected on the Company’s balance sheet as a reduction of the corresponding outstanding debt totaling $21.0 million.

In October, the Company repaid its entire $26.0 million term debt facility with one of its lenders. The facility had a scheduled maturity of December 2010.

Other Financing Activity

As of September 30, 2010, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles and credit facilities. The Company believes that it was in compliance with all credit facility financial covenants and restrictions as of September 30, 2010.

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

The Company’s CDO vehicles contain interest coverage and asset overcollateralization covenants that must be met as of the waterfall distribution dates in order for the Company to receive cash distributions as a preferred holder.  If the Company is not in compliance with these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such tests. As of the most recent determination dates in October 2010, the CDOs were in compliance with all such covenants.  In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available. The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination date:

Cash Flow Triggers	CDO I	CDO II	CDO III

Overcollateralization (1)

Current	184.24%	171.00%	109.47%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	404.80%	474.64%	447.68%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total bonds associated with the applicable ratio. To the extent an asset is considered a defaulted security, the asset’s principal balance is multiplied by the lower of the market rate or the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Portfolio Activity

During the third quarter of 2010, Arbor originated one bridge loan totaling $5.5 million, of which $4.0 million was funded. Additionally, the Company made a $2.1 million equity investment in the same entity, which entitles the Company to a 50% non-controlling interest with a 20% preferred return subject to certain conditions.

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

Also, during the quarter, four loans paid off with an unpaid principal balance of approximately $62 million, of which $39.0 million was charged off against loan loss reserves related to these loans. Included in the $62 million of loan payoffs is $1.6 million of losses on the payoff of two loans. In addition, five loans had paydowns totaling approximately $21 million, of which $7.4 million was charged off against the loan loss reserve of one loan. Included in the $21 million of loan paydowns is $3.8 million of losses on the paydown of four loans.  Furthermore, five loans were either refinanced or modified with Arbor totaling $119 million, of which three loans totaling approximately $32 million were scheduled to repay during the quarter.

Additionally, eight loans totaling approximately $235 million were extended during the quarter, of which four loans totaling approximately $87 million were in accordance with their extension options.

At September 30, 2010, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.8 billion, with a weighted average current interest pay rate of 4.58%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.78% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of September 30, 2010, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable-rate loans.

During the third quarter of 2010, the Company recorded $15.2 million in loan loss reserves related to 11 loans with a carrying value of approximately $188.3 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $3.8 million in recoveries of previously recorded loan loss reserves related to two of the Company’s assets during the third quarter of 2010. These recoveries were recorded in provision for loan losses on the statement of operations. Of the $3.8 million in recoveries, $3.5 million was related to one asset in which the property was sold and the Company provided financing to the new operator, and as a result of this restructuring, the Company recorded a net recovery of $3.5 million. As previously noted, the Company charged off $46.4 million of previously recorded loan loss reserves related to five loans during the third quarter. Additionally, the Company recorded a market value adjustment of $7.7 million due to modifications related to two loan assumptions. At September 30, 2010, the Company’s total loan loss reserves were $287.8 million relating to 32 loans with an aggregate carrying value before loan loss reserves of approximately $622.7 million. The Company generally recognizes income on impaired loans on a cash basis to the extent it is received.

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

In October 2010, the Company received a $14.1 million recovery related to a loan that was previously fully reserved, which will be recorded in the fourth quarter of 2010.

The Company had 10 non-performing loans with a carrying value of approximately $53.1 million, net of related loan loss reserves of $66.2 million as of September 30, 2010, compared to 11 non-performing loans with a carrying value of approximately $73.5 million, net of related loan loss reserves of $99.2 million as of June 30, 2010. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Dividend

Under the terms of the Company’s junior subordinated notes, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%), with the balance payable in cash.  The Company will be permitted to pay 100% of taxable income in cash if certain conditions are met. The Board of Directors has elected not to pay a common stock dividend for the quarter ended September 30, 2010.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 770-7120 for domestic callers and (617) 213-8065 for international callers.  The participant passcode for both is 61169253.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through December 5, 2010.  In addition, a telephonic replay of the call will be available until November 12, 2010.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode: 39266836.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$24,878,523	$30,416,621	$74,963,895	$92,604,628
Interest expense	15,209,936	20,797,420	49,474,664	61,039,357
Net interest income	9,668,587	9,619,201	25,489,231	31,565,271

Other revenues:
Property operating income	806,751	291,753	1,835,344	482,965
Other income	21,876	1,857	1,044,500	800,517
Total other revenues	828,627	293,610	2,879,844	1,283,482

Other expenses:
Employee compensation and benefits	1,853,626	2,136,499	5,754,048	8,038,394
Selling and administrative	1,985,471	4,092,293	5,513,868	8,856,214
Property operating expenses	1,103,712	508,782	2,547,285	834,105
Depreciation and amortization	221,246	26,037	367,956	26,037
Other-than-temporary impairment	-	29,395	7,004,800	411,525
Provision for loan losses (net of recoveries)	11,347,964	51,000,000	61,177,964	141,500,000
Loss on restructured loans	5,363,332	300,000	6,188,571	33,127,749
Management fee - related party	1,900,000	6,136,170	5,800,000	13,136,170
Total other expenses	23,775,351	64,229,176	94,354,492	205,930,194

Loss from continuing operations before gain on exchange
of profits interest, gain on extinguishment of debt, loss
on sale of securities, net, loss on termination of swaps,
income (loss) from equity affiliates	(13,278,137)	(54,316,365)	(65,985,417)	(173,081,441)
Gain on exchange of profits interest	-	-	-	55,988,411
Gain on extinguishment of debt	11,790,000	6,348,128	229,321,130	54,080,118
Loss on sale of securities, net	-	-	(6,989,583)	-
Loss on termination of swaps	-	-	-	(8,729,408)
Income (loss) from equity affiliates	25,588	8,856,060	(47,335)	(1,300,958)

(Loss) income before provision for income taxes	(1,462,549)	(39,112,177)	156,298,795	(73,043,278)

Provision for income taxes	-	-	(1,800,000)	-

(Loss) income from continuing operations	(1,462,549)	(39,112,177)	154,498,795	(73,043,278)

Loss on impairment of real estate held-for-sale	-	(4,898,295)	-	(4,898,295)
Income (loss) on operations of real estate held-for-sale	108,555	(65,796)	(283,382)	(383,351)
Income (loss) from discontinued operations	108,555	(4,964,091)	(283,382)	(5,281,646)

Net (loss) income	(1,353,994)	(44,076,268)	154,215,413	(78,324,924)

Net income attributable to noncontrolling interest	54,067	58,694	161,682	18,620,771

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1,408,061)	$(44,134,962)	$154,053,731	$(96,945,695)

Basic earnings (loss) per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(0.06)	$(1.54)	$6.06	$(3.62)
Income (loss) from discontinued operations	0.00	(0.20)	(0.01)	(0.21)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(0.06)	$(1.74)	$6.05	$(3.83)

Diluted earnings (loss) per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(0.06)	$(1.54)	$6.04	$(3.62)
Income (loss) from discontinued operations	0.00	(0.20)	(0.01)	(0.21)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(0.06)	$(1.74)	$6.03	$(3.83)

Dividends declared per common share	$-	$-	$-	$-

Weighted average number of shares
of common stock outstanding:
Basic	25,477,410	25,387,410	25,447,740	25,288,692
Diluted	25,477,410	25,387,410	25,558,270	25,288,692

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets:
Cash and cash equivalents	$26,269,001	$64,624,275
Restricted cash (includes $52,955,412 and $27,935,470 from consolidated VIEs, respectively)	52,955,412	27,935,470
Loans and investments, net (includes $1,272,489,555 and $1,305,593,730 from consolidated VIEs, respectively)	1,501,726,514	1,700,774,288
Available-for-sale securities, at fair value (includes $1,000,000 and $0 from consolidated VIEs, respectively)	1,088,184	488,184
Securities held-to-maturity, net (includes $0 and $60,562,808 from consolidated VIEs, respectively)	-	60,562,808
Investment in equity affiliates	66,913,344	64,910,949
Real estate owned, net (includes $2,716,415 and $2,658,128 from consolidated VIEs, respectively)	23,099,647	8,205,510
Real estate held-for-sale, net	46,977,501	41,440,000
Due from related party (includes $574,099 and $4,165,695 from consolidated VIEs, respectively)	7,866,547	15,240,255
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $15,082,531 and $21,011,295 from consolidated VIEs, respectively)	52,061,017	57,545,084
Total assets	$1,798,005,116	$2,060,774,772

Liabilities and Equity:
Repurchase agreements	$1,478,997	$2,657,332
Collateralized debt obligations (includes $1,075,753,103 and $1,100,515,185 from consolidated VIEs, respectively)	1,075,753,103	1,100,515,185
Junior subordinated notes to subsidiary trust issuing preferred securities	157,699,816	259,487,421
Notes payable	82,457,708	375,219,206
Mortgage note payable – real estate owned	20,750,000	-
Mortgage note payable – held-for-sale	41,440,000	41,440,000
Due to related party	1,905,097	1,997,629
Due to borrowers (includes $1,298,816 and $2,734,526 from consolidated VIEs, respectively)	3,168,888	6,676,544
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $42,681,852 and $34,351,469 from consolidated VIEs, respectively)	99,707,733	97,024,352
Total liabilities	1,561,484,475	1,962,140,802

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-

Common stock, $0.01 par value: 500,000,000 shares authorized; 25,756,810 shares issued, 25,477,410 sharesoutstanding at September 30, 2010 and 25,666,810 shares issued, 25,387,410 shares outstanding at December 31, 2009	257,568	256,668
Additional paid-in capital	450,686,382	450,376,782
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(139,542,492)	(293,585,378)
Accumulated other comprehensive loss	(69,803,257)	(53,331,105)
Total Arbor Realty Trust, Inc. stockholders’equity	234,574,840	96,693,606
Noncontrolling interest in consolidated entity	1,945,801	1,940,364
Total equity	236,520,641	98,633,970
Total liabilities and equity	$1,798,005,116	$2,060,774,772

Arbor Realty Trust Reports Third Quarter 2010 Results
November 5, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

September 30, 2010

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$234,574,840

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	64,958,642

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$357,608,666

Adjusted book value per share	$14.04

GAAP book value per share	$9.21

Common shares outstanding	25,477,410

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.